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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Zapata Corporation on Form S-3 (File No. 33-68034) and on Form S-8's (File Nos. 33-19085 and 33-45251) of our reports dated December 15, 1995, on our audits of the consolidated financial statements and financial statement schedule of Zapata Corporation as of September 30, 1995 and 1994 and for the years then ended, which reports are included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
December 21, 1995